Filed pursuant to Rule 424(b)(7)
Registration No. 333-218189

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 2, 2017)

2,000,000 Shares

Rapid7, Inc.

Common Stock

The selling stockholders identified in this prospectus supplement are offering an aggregate of 2,000,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders, but we have agreed to pay the registration expenses relating to such shares of common stock.

Our common stock is listed on The Nasdaq Global Market under the symbol “RPD.” On March 13, 2018, the last reported sale price for our common stock on The Nasdaq Global Market was $27.52 per share.

We are an “emerging growth company” as defined under the U.S. federal securities laws and have elected to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Selling Stockholders
Per Share	$26.25	$0.46	$25.79
Total	$52,500,000	$920,000	$51,580,000

(1)	See “Underwriting” beginning on page S-8 for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares of common stock will be made to investors in book-entry form through The Depository Trust Company on or about March 16, 2018.

Barclays

Prospectus Supplement dated March 13, 2018

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference (see the sections entitled “Incorporation of Certain Information by Reference”), as well as any additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

We and the selling stockholders have not, and the underwriter has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the selling stockholders, nor the underwriter, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any related free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise indicates, references in this prospectus supplement and accompanying prospectus to “Rapid7,” “we,” “our,” “us” and “the Company” refer, collectively, to Rapid7, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis. Our principal executive offices are located at 100 Summer Street, Boston, Massachusetts 02110 and our telephone number is (617) 247-1717.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering, including the information under the caption “Risk Factors” herein and therein and under similar headings in the documents that are incorporated by reference herein or therein. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our consolidated financial statements and the related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.

Rapid7, Inc.

Business Overview

Rapid7 is a leading provider of security and IT analytics and automation solutions for Security Operations, or SecOps, and is trusted by professionals around the world to provide visibility, analytics and automation to help manage risk, simplify IT complexity and drive innovation. Our solutions, which include vulnerability management, incident detection and response, security information and event management, application security testing, log analytics, and security orchestration and automation all focus on the critical needs of enterprises for greater visibility into their environments, analytics that provide context to complex data, and automation that enables SecOps teams to scale and more efficiently address critical security and IT tasks.

Corporate Information

We were initially incorporated in July 2000 in Delaware. Rapid7 LLC, a limited liability company organized under the laws of the Commonwealth of Massachusetts, was formed in January 2004. In August 2004, pursuant to an exchange agreement among Rapid7 LLC and the stockholders of Rapid7, Inc., the stockholders exchanged their shares in Rapid7, Inc. for equity interests in Rapid7 LLC, after which Rapid7, Inc. was dissolved. In August 2008, Rapid7 LLC was merged with and into Rapid7 LLC, a newly-formed Delaware limited liability company. Rapid7, Inc. was reincorporated in Delaware in October 2011. In a series of transactions in November 2011, equity holders of Rapid7 LLC exchanged their equity interests in Rapid7 LLC for capital stock in Rapid7, Inc. and Rapid7 LLC became a wholly-owned subsidiary of Rapid7, Inc., which is the registrant.

Our principal executive offices are located at 100 Summer Street, Boston, Massachusetts. Our telephone number is (617) 247-1717. Our website address is www.rapid7.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus or in deciding whether to purchase our common stock.

“Rapid7,” the Rapid7 logo, and other trademarks or service marks of Rapid7, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of Rapid7, Inc. This prospectus supplement and the accompanying prospectus contain additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

The Offering

Common stock offered by selling stockholders	2,000,000 shares

Common stock to be outstanding immediately after this offering	46,014,155 shares. The number of shares of common stock outstanding will not change as a result of this offering.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Risk factors	See “Risk Factors” on page S-3 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	“RPD”

The number of shares of our common stock to be outstanding after this offering is based on 46,014,155 shares of common stock outstanding as of March 1, 2018 and excludes:

•

4,420,948 shares of our common stock issuable upon the exercise of options to purchase our common stock under (i) our 2011 Stock Option and Grant Plan, (ii) our 2015 Equity Incentive Plan and (iii) the RevelOps, Inc. 2014 Stock Incentive Plan (which options were assumed by us in connection with our acquisition of RevelOps, Inc.), at a weighted-average exercise price of $10.34 per share;

•	3,553,824 shares of our common stock issuable upon the settlement of restricted stock units issued under our 2015 Equity Incentive Plan;

•	877,886 shares of our common stock reserved for future issuance under our 2015 Equity Incentive Plan; and

•	1,487,981 shares of our common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, does not assume or give effect to the exercise of options outstanding as of March 1, 2018.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018 and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or SEC, that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail in the risk factors incorporated by reference herein under the heading section captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference.

Forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. However, we have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions.

SELLING STOCKHOLDERS

The selling stockholders are former holders of our preferred stock and current holders of our common stock originally acquired through several private placements consummated prior to or concurrently with the completion of our initial public offering, or IPO, in July 2015. All shares of preferred stock converted into shares of our common stock in connection with our IPO and, immediately prior to the closing of the IPO, holders of our Series D preferred stock, including certain selling stockholders, received additional shares of our common stock pursuant to provisions of our certificate of incorporation as in effect immediately prior to the closing of the IPO. In addition, entities affiliated with Technology Crossover Ventures acquired 312,500 shares of our common stock in a private placement concurrent with the completion of our IPO. The entities affiliated with Technology Crossover Ventures and the entities affiliated with Bain Capital Venture Investors, LLC are associated with our directors, Timothy P. McAdam and J. Benjamin Nye, respectively.

We are party to an investors’ rights agreement with the selling stockholders named in this prospectus supplement, which provides the selling stockholders and the other holders of our common stock party thereto with certain rights with respect to the registration of shares of common stock held by them under the Securities Act. Additional information regarding such registration rights is contained in the accompanying prospectus under the heading “Description of Capital Stock – Registration Rights.”

Except for the ownership of the shares of common stock that may be offered and sold by the selling stockholders, the participation in the transactions described above, the investors’ rights agreement and the positions that Messrs. McAdam and Nye hold on our board of directors, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

The table below, including the footnotes, sets forth the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based on information provided to us by the selling stockholders. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percent of shares beneficially owned prior to and after the offering is based on 46,014,155 shares of our common stock issued and outstanding as of March 1, 2018.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Number of Shares to be Sold	Shares Beneficially Owned After Offering
	Shares	Percentage		Shares	Percentage
Entities affiliated with Technology Crossover Ventures(1)	4,538,043	9.9%	1,000,000	3,538,043	7.7%
Entities affiliated with Bain Capital Venture Investors, LLC(2)	4,682,713	10.2%	1,000,000	3,682,713	8.0%

(1)

The shares of common stock reported to us as beneficially owned prior to this offering by entities affiliated with Technology Crossover Ventures consist of (i) 2,969,810 shares directly held by TCV VII, L.P. (“TCV VII”), (ii) 1,542,294 shares directly held by TCV VII (A), L.P. (“TCV VII(A)”), and (iii) 25,939 shares directly held by TCV Member Fund, L.P. (“Member Fund”). TCV VII is selling 654,425 shares of common stock, TCV VII(A) is selling 339,859 shares of common stock and Member Fund is selling 5,716 shares of common stock.

Technology Crossover Management VII, Ltd. (“TCM VII”), as the ultimate general partner of TCV VII and TCV VII(A) and a general partner of Member Fund, and Technology Crossover Management VII, L.P. (“Management VII”), as the direct general partner of TCV VII and TCV VII(A), may be deemed to have the sole power to dispose or direct the disposition of the shares of common stock held by TCV VII and TCV VII(A) and, with respect to TCM VII, the shares held by Member Fund and have the sole power to direct the vote of such shares. Messrs. Jay C. Hoag, Richard H. Kimball, John L. Drew, Jon Q. Reynolds, Jr., David L. Yuan, Robert W. Trudeau, Christopher P. Marshall, Timothy P. McAdam and John C. Rosenberg are the Class A Directors of TCM VII and may be deemed to have the shared power to dispose or direct the disposition of the shares held by TCV VII, TCV VII(A) and Member Fund and the shared power to direct the vote of such shares. Each of Each of TCM VII and Management VII and the Class A Directors disclaims beneficial ownership of the shares of common stock owned of record by TCV VII, TCV VII(A) and Member Fund except to the extent of their respective pecuniary interest therein. The address of these entities and individuals is c/o Technologies Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301.

(2)

The shares of common stock reported to us as beneficially owned by entities affiliated with Bain Capital Venture Investors, LLC consists of (i) 4,093,264 shares of common stock held by Bain Capital Venture Fund 2007, L.P. (“BCVF”), (ii) 582,172 shares of common stock held by BCIP Venture Associates (“BCIPVA”) and (iii) 7,277 shares of common stock held by BCIP Venture Associates-B (“BCIPVB” and, together with BCVF and BCIPVA, the “Bain Capital Entities”). BCVF is selling 874,122 shares of common stock, BCIPVA is selling 124,324 shares of common stock and BCIPVB is selling 1,554 shares of common stock. The governance, investment strategy and decision-making process with respect to the investments held by the Bain Capital Entities is directed by the Executive Committee of Bain Capital Venture Investors, LLC (“BCVI”), which consists of Michael Krupka and Ajay Agarwal. By virtue of these relationships, BCVI and Messrs. Krupka and Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Entities. The address of the Bain Capital Entities is 200 Clarendon Street, Boston, Massachusetts 02116.

UNDERWRITING

Barclays Capital Inc. is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have severally agreed to sell to Barclays Capital Inc., and Barclays Capital Inc. has agreed to purchase 2,000,000 shares of common stock. We will file the underwriting agreement as an exhibit to a current report on Form 8-K and incorporate it by reference in this prospectus supplement and the accompanying prospectus.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriter are true;

•	there is no material change in our business or the financial markets; and

•	we and the selling stockholders deliver customary closing documents to the underwriter.

Commissions and Discounts

The following table shows the per share and total underwriting discount and commissions to be paid to the underwriter by the selling stockholders.

Paid by the Selling stockholders
Per Share	$0.46
Total	$920,000

Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $0.10 per share from the offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The expenses of the offering are estimated at $220,000. We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions. We have also agreed to reimburse the underwriter for certain of its expenses relating to clearance of this offering as set forth in the underwriting agreement, which are not expected to exceed $20,000. The underwriter has also agreed to reimburse us for certain expenses in connection with this offering.

Lock-Up Agreements

In connection with the sale of our common stock by us and certain selling stockholders, including the selling stockholders listed in this prospectus supplement, on January 25, 2018, we, our officers, directors and the selling stockholders agreed, subject to certain exceptions, not to sell or otherwise dispose of any shares of our common stock during the period ending April 10, 2018, on the terms described below. In connection with this proposed offering, Barclays Capital Inc., on behalf of the underwriters of such offering, has agreed to waive the lock-up restrictions applicable to us and the selling stockholders in this offering in order to permit the filing of this prospectus supplement and the offer and sale of shares by the selling stockholders. In addition, the selling stockholders listed in this prospectus supplement entered into new lock-up agreements that effectively extend the lock-up agreement for the selling stockholders in this offering on substantially the same terms through the 60th day after the date of this prospectus supplement.

We have agreed that, pursuant to the lock-up agreement entered into in connection with the January 25, 2018 public offering and a lock-up agreement entered into in connection with this offering, without the prior written consent of Barclays Capital Inc., we will not, during the period ending April 10, 2018, or the restricted period: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock; whether any such transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, we have agreed that, without the prior written consent of Barclays Capital Inc., we will not, during the restricted period, file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

The restrictions described in the immediately preceding paragraph do not apply to: (1) the sale of shares of our common stock in the prior offering to the underwriters of the prior offering; (2) the issuance of shares of our common stock upon the exercise or conversion of a security outstanding on January 25, 2018 and described in the prospectus dated January 25, 2018 or of which the underwriter was advised in writing; (3) the issuance of shares of common stock, options to purchase shares of common stock, or other equity awards pursuant to our employee benefit plans disclosed in the prospectus dated January 25, 2018; (4) the filing of a registration statement on Form S-8 or a successor form thereto; or (5) the sale or issuance or entry into an agreement to sell or issue shares of common stock in connection with our acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares of common stock that we may sell or issue or agree to sell or issue pursuant to this clause shall not exceed 5% of the total number of shares of common stock issued and outstanding immediately following the completion of the prior offering, and provided further that the recipient of such shares of common stock agrees to be bound in writing by an agreement of the same duration and terms as agreed to by us.

In addition, all of our directors and executive officers and the selling stockholders participating in the January 25, 2018 public offering, including the selling stockholders listed in this prospectus supplement, agreed that, without the prior written consent of Barclays Capital Inc. on behalf of the underwriters of the prior offering, they will not, during the restricted period: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock; whether any such transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, each such person has agreed that, without the prior written consent of Barclays Capital Inc. on behalf of the underwriters of the prior offering, such person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. As discussed above, in connection with this offering, Barclays Capital Inc. waived these restrictions on behalf of the underwriters of the prior offering with respect to the 2,000,000 shares offered hereby and the selling stockholders in this offering entered into new lock-up agreements that effectively extend the restricted period for the selling stockholders in this offering on substantially the same terms through the 60th day after the date of this prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to: (1) the sale of shares of our common stock by the selling stockholders in the prior offering to the underwriters of the prior offering or the sale of shares of common stock by the selling stockholders in this offering to the underwriter; (2) transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing or public announcement under Section 16(a) of the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions; (3) transfers of shares of our common stock or any security convertible into our common stock as a bona fide gift or charitable contribution; (4) distributions by any holder of our common stock to limited partners, members or stockholders of such holder or to any corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such holder; (5) any transfer by will or pursuant to the laws of descent and distribution; (6) any transfer to or from certain trusts or to a stockholder’s family; (7) the receipt of our common stock upon the exercise of options or any transfer of common stock or securities convertible into common stock upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options so long as such exercise is effected solely by the surrender and cancellation of outstanding options; (8) any transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; (9) any transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements; (10) any transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third-party tender offer, merger, consolidation or similar transaction made to all holders of common stock involving a change of control, provided that until such tender offer, merger, consolidation or other such transaction is completed, the common stock shall remain subject to the restrictions contained in the applicable agreement; or (11) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act or otherwise, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; provided that in the case of any receipt, transfer or distribution pursuant to clauses (3) through (9), (i) each recipient, transferee, donee (subject to certain exceptions) or distributee shall sign and deliver, to the extent not previously signed and delivered, a lock-up agreement prior to any transfer or distribution and (ii) no filing or public announcement under Section 16(a) of the Exchange Act or otherwise shall be required or shall be voluntarily made during the restricted period (other than a filing on Form 5 made after the expiration of the restricted period).

The restrictions described above do not apply to sales of common stock by certain of our executive officers and directors under trading plans established prior to the date of the lock-up agreement pursuant to Rule 10b5-1 under the Exchange Act.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

Barclays Capital Inc. may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. The underwriter may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or particular selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by the underwriter or a selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq Global Market

Our common stock is on the Nasdaq Global Market under the symbol “RPD.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•

by the underwriter to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of common stock shall result in a requirement for us, the selling stockholders or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with the underwriter, the selling stockholders and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•

in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the underwriter has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, Boston, Massachusetts. Orrick, Herrington & Sutcliffe LLP, New York, New York, is representing the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Rapid7, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports or portions furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), including all filings made after the date of this prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 8, 2018;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2018, January 26, 2018 and February 12, 2018; and

•

the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on July 13, 2015, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of the documents incorporated by reference into this prospectus supplement and accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus, at no cost by writing or telephoning us at the following address: Rapid7, Inc., 100 Summer Street, Boston, Massachusetts 02110, Attention: General Counsel, or by telephone request to (617) 247-1717.

PROSPECTUS

$50,000,000 of

Common Stock

and

18,419,274 Shares of

Common Stock

Offered by Selling Stockholders

From time to time, we may offer and sell up to an aggregate amount of $50,000,000 of shares of our common stock. In addition, selling stockholders to be named in the applicable prospectus supplement may offer and sell up to an aggregate of 18,419,274 shares of our common stock, from time to time, on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders hereunder. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered. We and the selling stockholders may sell the shares to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, conversions, or discount arrangements will be set forth in the applicable prospectus supplement accompanying this prospectus.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the shares of common stock being offered. This prospectus may not be used to consummate a sale of securities unless it is accompanied by the applicable prospectus supplement.

You should read this document and any applicable prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on the NASDAQ Global Market under the symbol “RPD.” On May 22, 2017, the closing price for our common stock, as reported on the NASDAQ Global Market, was $18.04 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $50,000,000 of shares of our common stock as described in this prospectus. In addition, under this shelf process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, offer and sell up to 18,419,274 shares of our common stock, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of shares of our common stock unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “Rapid7,” “we,” “our,” “us” and “the Company” refer, collectively, to Rapid7, Inc., a Delaware corporation. Our principal executive offices are located at 100 Summer Street, Boston, Massachusetts 02110 and our telephone number is (617) 247-1717.

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.

Rapid7, Inc.

Business Overview

Rapid7 is a leading provider of analytics for security and IT operations that enable organizations to implement an active, analytics-driven approach to cyber security and IT operations. Our data and analytics platform was purpose-built for today’s increasingly complex and chaotic IT environment. We make it simple to collect and unify operational data from across the entire IT infrastructure, and our advanced analytics unlock the information required to securely operate, manage and develop today’s sophisticated applications and services.

We combine our extensive experience in collecting disparate data, deep insight into attacker behaviors and techniques and our purpose-driven analytics to make sense of the wealth of data available to organizations about their IT environments and users. Our powerful and proprietary analytics enable organizations to contextualize and prioritize the threats facing their physical, virtual and cloud assets, including those posed by the behaviors of their users. Leveraging our IT data and analytics platform, our solutions enable organizations to strategically and dynamically manage their cyber security exposure and manage IT operations. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities, and allow them to rapidly detect compromises, respond to breaches and correct the underlying causes of attacks. By providing a unified IT and security platform, with automated workflow, we enable IT and security to work together more effectively to develop, operate and secure their environment. For example, our platform and proprietary technologies were developed to help customers identify the weaknesses and exposures in their environment and are designed to enable them to detect and respond to breaches immediately. We help them troubleshoot performance issues across their infrastructure, applications and endpoints. Our platform approach enables organizations to collect data once and use it for ongoing unlimited use and access to solve the specific problems their organization faces, reducing the costs and overhead associated with relying on point solutions, and enabling workflow between organizations that must work together to resolve issues, reduce risk and increase resiliency.

We have three offerings: (1) threat exposure management, which includes our Nexpose, InsightVM, Metasploit, AppSpider and InsightAppSec products, (2) incident detection and response, which includes our InsightIDR, Managed Detection and Response (formerly known as “Analytic Response”), InsightOps and Logentries products, as well as our incident response services and (3) security advisory services.

We also offer various professional services across all of our offerings, including deployment and training services related to our Nexpose, Metasploit, AppSpider and InsightIDR software products, incident response services and security advisory services. Customers can purchase our professional services together with our product offerings or on a stand-alone basis pursuant to fixed fee or time-and-materials agreements.

Corporate Information

We were initially incorporated in July 2000 in Delaware. Rapid7 LLC, a limited liability company organized under the laws of the Commonwealth of Massachusetts, was formed in January 2004. In August 2004, pursuant to an exchange agreement among Rapid7 LLC and the stockholders of Rapid7, Inc., the stockholders exchanged their shares in Rapid7, Inc. for equity interests in Rapid7 LLC, after which Rapid7, Inc. was dissolved. In August 2008, Rapid7 LLC was merged with and into Rapid7 LLC, a newly-formed Delaware limited liability company. Rapid7, Inc. was reincorporated in Delaware in October 2011. In a series of transactions in November 2011, equity holders of Rapid7 LLC exchanged their equity interests in Rapid7 LLC for capital stock in Rapid7, Inc. and Rapid7 LLC became a wholly-owned subsidiary of Rapid7, Inc., which is the registrant and issuer of the shares of common stock in this offering.

Our principal executive offices are located at 100 Summer Street, Boston, Massachusetts. Our telephone number is (617) 247-1717. Our website address is www.rapid7.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

“Rapid7,” the Rapid7 logo, and other trademarks or service marks of Rapid7, Inc. appearing in this prospectus are the property of Rapid7, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. As an emerging growth company:

•

we have availed ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	we will provide less extensive disclosure about our executive compensation arrangements; and

•	we will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we continue to take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

The Shares of Common Stock We May Offer

We may offer shares of our common stock up to a total dollar amount of $50,000,000, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. In addition, the selling stockholders to be named in a supplement to this prospectus may offer or sell, from time to time, up to 18,419,274 shares of our common stock. This prospectus provides you with a general description of the common stock we or the selling stockholders may offer. Each time we or the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering.

Any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SHARES OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We or the selling stockholders may sell the common stock directly to investors or to or through agents, underwriters or dealers. We and the selling stockholders, and our or their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of common stock. If we or the selling stockholders do offer common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us.

We may issue shares of our common stock from time to time. The selling stockholders may offer shares of our common stock to the extent such shares were issued and outstanding, or issuable upon exercise or conversion of securities issued and outstanding, prior to the original date of filing of the registration statement to which this prospectus relates. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any related free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, funding future acquisition, or for any other purpose we describe in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder. See “Use of Proceeds” in this prospectus.

Exchange Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “RPD.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, of the shares of our common stock covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement and any related free writing prospectus, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described above and in the documents incorporated herein by reference, including in (1) our most recent annual report on Form 10-K on file with the SEC, (2) our most recent quarterly report on Form 10-Q on file with the SEC and is incorporated herein by reference, and 3) as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectuses we may authorize for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. In addition, we may use a portion of the proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any such acquisitions or investments. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, of certain provisions of our amended and restated certificate of incorporation and amended and restated by-laws, and of certain provisions of Delaware law, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of our capital stock. The following description of our capital stock is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, all of which are undesignated. As of May 19, 2017, we had 43,154,999 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All of our outstanding shares of common stock are, and the shares of common stock to be sold in this offering are, fully paid and nonassessable.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be more favorable than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

We have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and By-laws and Delaware Law

Our certificate of incorporation and by-laws, as well as Section 203 of the Delaware General Corporation Law, include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 66 2⁄3% or more of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors number of directors may be changed only by resolution of the board of directors, and any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No written consent of stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of stockholders

Our certificate of incorporation and by-laws provide that only our chairman of the board, chief executive officer or a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements

Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to certificate of incorporation and by-laws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability, forum selection and the amendment of our by-laws or our certificate of incorporation must be approved by not less than 66 2⁄3% of the outstanding shares entitled to vote on the amendment. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least 66 2⁄3% of the outstanding shares entitled to vote on the amendment, voting together as a single class.

Undesignated preferred stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware general corporation law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by and of our directors, officers or employees to us or our stockholders; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our by-laws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Several lawsuits have been filed in Delaware challenging the enforceability of similar choice of forum provisions and it is possible that a court determines such provisions are not enforceable.

Registration Rights

Certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of an investors’ rights agreement. These shares are collectively referred to herein as registrable securities.

The investors’ rights agreement provides the holders of registrable securities with demand, piggyback and S-3 registration rights as described more fully below. As of May 19, 2017, an aggregate of 21,895,075 registrable securities were entitled to these demand, piggyback and S-3 registration rights.

Demand Registration Rights

The holders of 20% of the registrable securities held by (1) affiliates of Bain Capital Venture Partners, LLC and (2) affiliates of Technology Crossover Ventures each respectively have the right to make up to two demands that we file a registration statement under the Securities Act covering at least 40% of the registrable securities then outstanding (or lesser percentage if the proposed aggregate offering price would exceed $15.0 million, net of underwriting discounts and commissions), subject to specified exceptions. We are not obligated to effect any such registration during the period that is sixty days prior to our good faith estimate of the date of filing of, and ending on a date that is one hundred eighty days after the effective date of, a registration initiated by us.

Piggyback Registration Rights

If we register any securities for public sale, the holders of our registrable securities then outstanding are each entitled to notice of the registration and have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 30% of the total number of securities included in such registration.

Registration on Form S-3

As long as we are eligible to file a registration statement on Form S-3, the holders of at least 15% of our registrable securities held by (i) affiliates of Bain Capital Venture Partners, LLC and (ii) affiliates of Technology

Crossover Ventures each respectively have the right to demand that we file a registration statement on Form S-3 provided that the aggregate amount of securities to be sold under the registration statement is at least $5.0 million, net of underwriting discounts and commissions. Affiliates of Bain Capital Venture Partners, LLC, on the one hand, and affiliates of Technology Crossover Ventures, on the other hand, each respectively may only demand a registration on Form S-3 once during each 12-month period. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations. We are not obligated to effect any such registration during the period that is thirty days prior to our good faith estimate of the date of filing of, and ending on a date that is ninety days after the effective date of, a registration initiated by us.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

These registration rights will terminate on July 22, 2022, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144 under the Securities Act or a similar exemption during any three-month period without volume limitations.

Exchange Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “RPD.” On May 22, 2017, the closing price for our common stock was $18.04 per share. As of May 19, 2017, we had approximately 153 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the selling stockholders, of up to 18,419,274 shares of our common stock that were issued and outstanding prior to the date of the registration statement of which this prospectus forms a part. The selling stockholders are former holders of our preferred stock and common stock originally acquired through several private placements prior to or concurrently with our initial public offering. All of such shares of preferred stock were converted into shares of our common stock in connection with our initial public offering.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell our common stock from time to time:

•	to or through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

We or the selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In any applicable prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or the selling stockholders must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the shares of our common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the shares of our common stock and any applicable restrictions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you with respect to a particular offering) will describe the terms of the offering of the shares of our common stock, including the following:

•	the name or names of the agent or any underwriters;

•	the public offering or purchase price of the shares of our common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

•	any agency fees or underwriting discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any securities exchange or market on which the shares of our common stock will be listed.

If any underwriters or agents are used in the sale of the shares of our common stock in respect of which this prospectus is delivered, we or the selling stockholders will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the applicable prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we or the selling stockholders may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If the selling stockholders grant any such option, the terms of such option will be set forth in the applicable prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. In addition, we will indemnify the selling stockholders against certain civil liabilities, including certain liabilities under the Securities Act, and the selling stockholders will be entitled to contribution from us with respect to those liabilities. The selling stockholders will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from the selling stockholders with respect to those liabilities.

If so indicated in the applicable prospectus supplement, we or the selling stockholders will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us or the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as the selling stockholders’ agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling stockholders and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling stockholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

In order to facilitate the offering of the shares of our common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the shares of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us or the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Cooley LLP, Boston, Massachusetts will pass upon the validity of the shares of common stock offered hereby unless otherwise indicated in the applicable prospectus supplement. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Rapid7, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports or portions furnished under Items 2.02 or 7.01 of Form 8-K), including all filings made after the date of the filing of this registration statement of which this prospectus is a part and prior to the effectiveness of this registration statement until we file a post-effective amendment that indicates the termination of the offering of the securities covered by this prospectus

•	our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 9, 2017;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A related to our 2017 annual meeting of stockholders, which was filed with the SEC on April 27, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed with the SEC on May 10, 2017;

•	our Current Report on Form 8-K filed with the SEC on February 2, 2017; and

•

the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on July 13, 2015, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Rapid7, Inc., 100 Summer Street, Boston, Massachusetts 02110, Attention: General Counsel, or by telephone request to (617) 247-1717.

Neither we nor any selling stockholder have authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any applicable prospectus supplement. Neither we nor any selling stockholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

2,000,000 Shares

Common Stock

Prospectus Supplement

March 13, 2018

Barclays